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                                                                EXHIBIT 23.1

                      OPINION OF MCGLADREY & PULLEN, LLP
                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Richmond Bancorp, Inc. and Subsidiaries
Richmond, Illinois

We have audited the accompanying consolidated balance sheet of Richmond Bancorp, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Richmond Bancorp, Inc. and subsidiaries as of December 31,1997 and the results of operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/   McGladrey & Pullen, LLP

Schaumburg, Illinois
February 16, 1998